Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into on August 10, 2026, by and among Sky Harbour Group Corporation, a Delaware corporation (the “Company”), and each of the investors identified on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) and shall become effective upon the execution and delivery of this Agreement by the parties hereto.

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Primary Direct Offering”) on the terms and subject to the conditions set forth herein;

WHEREAS, the shares of Common Stock to be issued and sold to the Investors in the Primary Direct Offering will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-278275) (together with any amendments thereto, the “Primary Registration Statement”), initially filed by the Company with the SEC on March 27, 2024 and declared effective on April 10, 2024, and the Company Prospectus (as defined below) included therein, as supplemented by a prospectus supplement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the execution and delivery of this Agreement (the “Prospectus Supplement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I — DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Actions” means any civil, criminal or administrative action, suit, demand, claim, charge, complaint, litigation, audit, formal proceeding, arbitration or hearing.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, an Investor shall be deemed not to be an Affiliate of (i) any portfolio company of such Investor or its Affiliates or (ii) any limited partner of such Investor or its Affiliates.

“Agreement” has the meaning set forth in the Recitals.

“Aggregate Investor Shares” means 4,000,000 shares of Common Stock, representing the aggregate number of Primary Direct Offering Shares to be purchased by the Investors in the Primary Direct Offering, as set forth on Schedule A hereto.

“ATM Program” has the meaning set forth in Section 6.6.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” means August 12, 2026, provided all conditions precedent set forth in Article V have been satisfied or waived.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Recitals.

“Company Lock-Up Period” has the meaning set forth in Section 6.6.

“Company Prospectus” means the base prospectus included in the Primary Registration Statement, as it may be amended or supplemented from time to time.

“Company’s Knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 405 under the Securities Act) of the Company after due inquiry.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“DTC” has the meaning set forth in Section 2.2(b)(i).

“EDGAR System” has the meaning set forth in Section 3.1(g).

“Environmental Laws” has the meaning set forth in Section 3.1(n).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning set forth in Section 3.1(p).

“Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

“Investor(s)” has the meaning set forth in the Recitals.

“Lien” means any charge, mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis.

“NYSE” means the New York Stock Exchange.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise or incur in the ordinary course of business, and that relate to amounts not yet due and payable, delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record that (A) are matters of record and (B) do not materially interfere with the present uses of such real property), (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vi) Liens on equity or debt securities resulting from applicable federal, state and other securities laws, (vii) other than with respect to Intellectual Property, any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or in the property being leased or licensed entered into in the ordinary course of business, and (viii) other Liens that would not, individually or in the aggregate, have a Material Adverse Effect.

“Per Share Purchase Price” means $10.00 per share.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature.

“Primary Direct Offering” has the meaning set forth in the Recitals.

“Primary Direct Offering Shares” means the shares of Common Stock to be purchased by the Investors pursuant to this Agreement.

“Primary Registration Statement” has the meaning set forth in the Recitals.

“Prospectus Supplement” has the meaning set forth in the Recitals.

“Public Warrants” means the warrants to purchase shares of Common Stock, CUSIP No. 98566K113.

“Registration Rights Agreement” means that certain agreement, dated as of October 25, 2024, by and among the Company and each investor signatory thereto.

“SEC” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC Filings” has the meaning set forth in Section 3.1(g).

“Short Sales” has the meaning set forth in Section 4.1(e).

“Sky Common Units” means the common units of Sky Harbour LLC.

“Tax Return” means any return, information return, declaration, or any similar statement, and any amendment thereto, including any attached Schedule and supporting information that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax.

“Tax(es)” means all U.S. federal, state, local, or non-U.S. net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, ad valorem, franchise, capital, estimated, goods and services, premium, environmental or other taxes, assessments, duties or similar charges of any kind whatsoever in the nature of tax, including all interest, penalties and additions to tax imposed by or otherwise payable to any Taxing Authority with respect to the foregoing.

“Taxing Authority” means the U.S. Internal Revenue Service and any other governmental authority responsible for the collection, assessment or imposition of any Tax or the administration of any law relating to any Tax.

“Transaction Documents” means this Agreement, the Prospectus Supplement and each other agreement, instrument or document contemplated hereby or thereby.

ARTICLE II — PURCHASE AND SALE

Section 2.1       Purchase and Sale.

(a)      Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company, the number of Primary Direct Offering Shares set forth next to such Investor’s name on Schedule A hereto.

Section 2.2       Closing.

(a)      Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the purchase and sale of the Primary Direct Offering Shares (the “Closing”) shall occur remotely via exchange of executed documents and funds on the Closing Date.

(b)      At the Closing:

(i)    the Company shall deliver to each Investor the Primary Direct Offering Shares allocable to such Investor, in book-entry form through the facilities of The Depository Trust Company (“DTC”) or by such other means as the Company and such Investor may agree; and

(ii)    each Investor shall deliver to the Company, by wire transfer of immediately available funds, an amount equal to the Per Share Purchase Price multiplied by the number of Primary Direct Offering Shares allocable to such Investor.

ARTICLE III — REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1      The Company hereby represents and warrants to each Investor, as of the date hereof and as of the Closing Date, as follows:

(a)      Organization; Good Standing and Power. The Company and its subsidiaries are corporations, limited partnerships or limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware or their respective jurisdictions of organization and have the corporate, partnership or limited liability company power and authority to own, lease or operate their assets and properties and to conduct their business as now being conducted. The Company and its subsidiaries are duly licensed or qualified to do business and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by them or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)      Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Primary Direct Offering Shares. The Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c)      Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Company’s filings with the SEC as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All of the Public Warrants have been duly authorized and validly issued, and are fully paid. Each Public Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share. None of the shares of Common Stock or Public Warrants are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Company’s organizational documents or any contract to which the Company is a party or by which the Company is bound. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Common Stock or any capital equity of the Company. Except as set forth in the SEC Filings, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Filings, no shares of Common Stock and no Public Warrants are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the SEC Filings, the Company is not a party to, and to the Company’s Knowledge, there is no agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Filings, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein.

(d)      Valid Issuance. The Primary Direct Offering Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens, encumbrances, preemptive rights, rights of first refusal, subscription rights and similar rights, other than restrictions on transfer under the Securities Act and applicable state securities laws.

(e)      Consents. Subject to the accuracy of the representations and warranties of the Investors set forth in Article IV hereof, the execution, delivery and performance by the Company of the Agreement and the offer, issuance and sale of the Primary Direct Offering Shares require no consent of, action by or in respect of, or filing with, any Person, governmental authority, agency, or official, including, without limitation, any consent, action by, or approval of stockholders of the Company, other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws and (c) filings pursuant to the rules and regulations of the NYSE, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of the Investors set forth in Article IV hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Primary Direct Offering Shares and (ii) the other transactions contemplated by the Agreement from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Primary Direct Offering Shares and the ownership, disposition or voting of the Primary Direct Offering Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement.

(f)      No Material Adverse Change. Since the date of the most recent audited financial statements of the Company incorporated by reference in the Prospectus Supplement, (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, in each case except as set forth in or contemplated by the Prospectus Supplement and the documents incorporated by reference therein.

(g)      SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2024 (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. A copy of each SEC Filing is available to the Investors via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”). To the Company’s Knowledge, there are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Filings as of the date hereof.

(h)      No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company (each as amended), or (iii) result in the violation of any law, statute, rule, regulation, order, judgment or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries, except, in the cases of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(i)      Tax Matters. Except as disclosed in the SEC Filings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are no material Taxes due and payable by the Company or any of its subsidiaries that has not been timely paid, (b) there are no accrued and unpaid Taxes of the Company or any of its subsidiaries that are due, whether or not assessed or disputed, (c) to the Company’s knowledge there have been no examinations or audits of any Tax Returns by any governmental authority, and (d) the Company has duly and timely filed all material Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

(j)      Title to Assets. Other than as disclosed in the SEC Filings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the property and assets that the Company and its subsidiaries own are free and clear of all Liens (other than Permitted Liens). With respect to the property and assets the Company and its subsidiaries respectively lease, except as disclosed in the SEC Filings, the Company and its subsidiaries are in material compliance with such leases and hold a valid leasehold interest free and clear of all Liens (other than Permitted Liens). None of the Company or any of its subsidiaries owns, nor has ever owned, any real property.

(k)      Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental authority necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

(l)      Labor Matters.

(i)    The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours, which violation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)    No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)      Intellectual Property. Except as disclosed in the SEC Filings or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its subsidiaries owns and possesses all right, title and interest in and to, or has licenses or other rights to use, all Intellectual Property used or held for use by the Company and its subsidiaries in the conduct of the business of the Company and its subsidiaries as currently conducted and as presently proposed to be conducted. Except as disclosed in the SEC Filings, to the Company’s Knowledge, the Company has not received any communications alleging that the Company or any of its subsidiaries has violated, or by conducting its business, is violating any Intellectual Property rights of any other Person. To the Company’s Knowledge, no product or service marketed or sold by the Company or any of its subsidiaries violates any Intellectual Property rights of any other Person, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings, the Company or one of its subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that the Company and its subsidiaries own or lease or that it has otherwise provided to its employees for their use in connection with its business, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings, other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding material options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or any of its subsidiaries’ Intellectual Property, nor is the Company or any of its subsidiaries bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. There are no employees or consultants of the Company or any of its subsidiaries that own any Intellectual Property rights related to the Company’s or such subsidiary’s business as now conducted and as presently proposed to be conducted. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any of its subsidiaries, including prior employees or consultants.

(n)      Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns (if any) or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

(o)      Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the Company’s Knowledge, threatened, to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)      Financial Statements. The condensed consolidated financial statements included in each SEC Filing made since December 31, 2024 comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the Exchange Act). Except as set forth in the condensed consolidated financial statements of the Company included in the SEC Filings or as otherwise disclosed in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The accountants who certified the financial statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

(q)      Insurance Coverage. The Company and its subsidiaries have in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its subsidiaries, reasonably sufficient in amount.

(r)      Compliance with NYSE Continued Listing Requirements. As of the date hereof, the issued and outstanding shares of Common Stock and Public Warrants are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE, under the symbol “SKYH” and “SKYH WS”, respectively. The Company is in compliance with applicable NYSE continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock or the Public Warrants on NYSE, and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock or the Public Warrants from NYSE. Upon the Closing, the issued and outstanding shares of Common Stock and the Public Warrants, including the Primary Direct Offering Shares to be issued pursuant to this Agreement, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the NYSE. The Common Stock is currently eligible for electronic transfer through DTC or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

(s)      Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(t)      No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “directed selling efforts” as that term is used in Regulation S under the Securities Act with respect to the Primary Direct Offering Shares.

(u)      No Integrated Offering. Neither the Company nor any of its affiliates, nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would cause the Primary Direct Offering to be integrated with any prior offering by the Company for purposes of (i) the Securities Act that would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the NYSE Listed Company Manual.

(v)      Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(w)      Transactions with Affiliates. Except for indemnification agreements, employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and transactions entered into on arms-length terms, and except as set forth in the SEC Filings, there are no contracts between the Company or any of its subsidiaries, on the one hand, and any directors, executive officers or other Affiliate of the Company or their immediate family members, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the Exchange Act.

(x)      Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

(y)      Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material non-public information concerning the Company or its subsidiaries, other than information made available in connection with and with respect to the transactions contemplated hereby, which will be disclosed publicly by the Company via the issuance of a press release or filing with the SEC. Any information made available in connection with and with respect to the transactions contemplated hereby will not constitute material non-public information upon the filing of the Prospectus Supplement. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(z)      Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Primary Direct Offering Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(aa)    Investment Company. The Company is not required to be registered as, and immediately following each Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)    Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Primary Direct Offering Shares.

(cc)    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(dd)    Shell Company Status. The Company is not, and since January 25, 2022 has not been, an issuer identified in Rule 144(i)(1). As of January 31, 2022, the Company filed current “Form 10 Information” (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

(ee)    NYSE Stockholder Approval. No approval of the stockholders of the Company is required for the issuance of the Primary Direct Offering Shares under Section 312.03 of the NYSE Listed Company Manual.

(ff)    Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, each as applicable to “smaller reporting companies” as defined in Rule 12b-2 of the Exchange Act.

(gg)    Primary Registration Statement. The Primary Registration Statement has been declared effective by the SEC and no stop order suspending the effectiveness of the Primary Registration Statement has been issued, and no proceedings for that purpose have been commenced or, to the knowledge of the Company, are threatened by the SEC. The Company meets the general eligibility requirements for use of Form S-3. At the time the Primary Registration Statement became effective and at the date of this Agreement, the Primary Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, complied and complies in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

(hh)    Prospectus Supplement. The Prospectus Supplement, when filed with the SEC, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Primary Direct Offering Shares are being offered, issued, and sold under the Primary Registration Statement and the Prospectus Supplement.

(ii)    Incorporated Documents. The documents incorporated by reference in the Primary Registration Statement, the Company Prospectus and the Prospectus Supplement, when they became effective or were filed with the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj)    Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (as amended) or the laws of the jurisdiction of its formation which is or could become applicable to the Investors (or their members, general or limited partners or stockholders) as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Primary Direct Offering Shares and the Investors’ (and their members’, general or limited partners’, stockholders’) ownership of the Primary Direct Offering Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(kk)    Compliance with Laws. The Company and each of its subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments and decrees of all governmental authorities having jurisdiction over the Company or any of its subsidiaries, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 4.1      Each Investor, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

(a)      Organization; Authority. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor.

(b)      No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Investor is a party or by which such Investor is bound, or any law, statute, rule, regulation, order, judgment or decree applicable to such Investor.

(c)      Investment Intent. Such Investor is acquiring the Primary Direct Offering Shares for its own account, for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, except as contemplated by the Primary Registration Statement.

(d)      Sophistication; Due Diligence. Such Investor has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Primary Direct Offering Shares. Such Investor has had the opportunity to review the Primary Registration Statement, the Company Prospectus, the Prospectus Supplement, and the documents incorporated by reference therein.

(e)      No Short Sales. Since the date that is thirty (30) days prior to the date of this Agreement, such Investor has not, and its affiliates have not, engaged in any Short Sales (as defined below) with respect to the Common Stock. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

ARTICLE V — CONDITIONS TO CLOSING

Section 5.1      Conditions to Each Party’s Obligations. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by such party) of the following conditions:

(a)      No governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award that is then in effect and that has the effect of making the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of such transactions.

(b)      No action, suit or proceeding by any governmental authority or any other Person shall be pending or threatened that challenges or seeks to restrain or prohibit the consummation of the transactions contemplated hereby.

Section 5.2      Additional Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Primary Direct Offering Shares at the Closing is further subject to the satisfaction (or waiver by such Investor) of the following conditions:

(a)      The representations and warranties of the Company set forth in Article III shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date).

(b)      The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)      Each Investor shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 5.2(a) and 5.2(b) have been satisfied.

(d)      Each Investor shall have received a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Investors, certifying as to (i) the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder, (ii) its Certificate of Incorporation, (iii) its Bylaws, and (iv) the good standing of the Company in the State of Delaware (as evidenced by a certificate obtained from such jurisdiction dated within five (5) Business Days of the date hereof).

(e)      The Primary Registration Statement shall be effective and available for the issuance and sale of the Primary Direct Offering Shares, and no stop order suspending the effectiveness of the Primary Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or threatened.

(f)      The Prospectus Supplement shall have been filed with the SEC.

(g)      The Primary Direct Offering Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)      No Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.

(i)      No stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

Section 5.3      Additional Conditions to the Company’s Obligations. The obligation of the Company to issue and sell the Primary Direct Offering Shares to each Investor at the Closing is further subject to the satisfaction (or waiver by the Company) of the following conditions:

(a)      The representations and warranties of such Investor set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

(b)      Such Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)      Each Investor shall have caused to be delivered to the Company a duly completed and executed IRS Form W-8 or W-9, as applicable.

ARTICLE VI — COVENANTS

Section 6.1      NYSE Listing. The Company shall use commercially reasonable efforts to cause the Primary Direct Offering Shares to be listed on the NYSE on or prior to the Closing Date, subject only to official notice of issuance.

Section 6.2      Reservation of Shares. The Company shall at all times reserve and keep available a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Primary Direct Offering Shares.

Section 6.3      Form 8-K. The Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby on or before the fourth (4th) Business Day following the date of execution of this Agreement.

Section 6.4      Primary Registration Statement Effectiveness. The Company shall use commercially reasonable efforts to maintain the effectiveness of the Primary Registration Statement until the Closing.

Section 6.5      Prospectus Supplement. Promptly after execution of this Agreement, and in any event in sufficient time to facilitate settlement of the Primary Direct Offering on a T+1 basis, the Company shall file the Prospectus Supplement with respect to the Primary Direct Offering Shares as required under, and in conformity with, the Securities Act, including Rule 424(b) thereunder. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Primary Direct Offering Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules and regulations relating to the offering and sale of the Primary Direct Offering Shares to the Investors. The Investors shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws. The Company shall provide the Investors reasonable opportunity to review and comment on the Prospectus Supplement and any filings and reports relating to the offer and sale of the Primary Direct Offering Shares, and any comments provided by the Investors shall not be unreasonably rejected.

Section 6.6      Clear Market. Prior to 90 days after the Closing Date (the “Company Lock-Up Period”), the Company will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or submit to, or file with, the SEC a registration statement under the Securities Act, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) any shares of Common Stock, restricted stock, restricted stock units and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee equity plans, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and without giving effect to any amendments thereto after the date hereof; (B) any purchases or sales made pursuant to new, existing or amendments to trading plans established in compliance with Rule 10b5-1 of the Exchange Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Company Lock-Up Period; (C) any shares of Common Stock of the Company issued upon the exercise of convertible securities of the Company outstanding on the date hereof, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this Agreement and without giving effect to any amendments thereto after the date hereof or as provided in this Agreement; (D) any shares of Common Stock of the Company issued pursuant to the Company’s existing “at-the-market” offering program with B. Riley Securities, Inc. and Yorkville Securities, LLC (the “ATM Program”), as in effect on the date hereof and without giving effect to any amendments thereto after the date hereof, so long as such shares of Common Stock issued pursuant to the ATM Program, are issued at a per share price equal to or greater than $10.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock after the date hereof); and (E) the shares of Common Stock to be sold hereunder and any post-effective amendments to the Primary Registration Statement filed consistent with the terms of this Agreement.

Section 6.7      Insider Lock-Up. Prior to the Closing Date, the Company shall cause each officer, director and stockholder of the Company set forth on Schedule B hereto to enter into a letter or letters, substantially in the form of Exhibit A hereto (the “Insider Lock-Up Agreements”).

ARTICLE VII — TERMINATION

Section 7.1      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)      by any Investor, with respect to such Investor’s obligations only, if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition set forth in Section 5.2 and such breach is not cured within five (5) Business Days following written notice thereof; or

(b)      by the Company, with respect to any Investor’s obligations, if there has been a material breach by such Investor of any representation, warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition set forth in Section 5.3 and such breach is not cured within five (5) Business Days following written notice thereof.

Section 7.2      Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no further force or effect (except for the provisions of this Section 7.2, Article VIII and Article IX, which shall survive termination); provided, that nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement prior to such termination.

ARTICLE VIII — INDEMNIFICATION

Section 8.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and its affiliates, directors, officers, shareholders, members, partners, employees, agents, and controlling persons from and against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees and expenses) arising out of or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in the Primary Registration Statement, the Company Prospectus or the Prospectus Supplement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading other than any statement made in reliance upon and in conformity with information furnished by such Investor expressly for use therein, or (b) any material breach by the Company of any of its representations, warranties, covenants or agreements under this Agreement and will reimburse such indemnified party for all such amounts as are incurred by such indemnified party solely to the extent such amounts have been finally judicially determined not to have resulted from such indemnified party’s fraud or willful misconduct.

Section 8.2    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder in respect of a third-party claim shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such third-party claim with counsel reasonably satisfactory to the indemnified party; provided that the indemnified party shall have the right to employ separate counsel and to participate in the defense of such third-party claim, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party or (c) in the reasonable judgment of the indemnified party, based upon written advice of its counsel, a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of the indemnified party); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement with respect to a third-party claim that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement with respect to a third-party claim.

ARTICLE IX — MISCELLANEOUS

Section 9.1      Entire Agreement. This Agreement, together with the other Transaction Documents and the schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

Section 9.2      Amendments and Waivers. No provision of this Agreement may be amended or waived except by a written instrument signed by the Company and the Investors (acting by the holders of a majority in interest of the Aggregate Investor Shares). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default.

Section 9.3      Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized overnight courier service, by facsimile or by electronic mail, and:

If to the Investors:

to the respective addresses set forth on Schedule A hereto;

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Clarendon Street 49th Floor

Boston, MA 02116

Attention: Scott C. Chase

Telephone: (617) 912-1634

Email: scottchase@paulhastings.com

If to the Company:

Sky Harbour Group Corporation

136 Tower Road, Suite 205

Westchester County Airport

White Plains, NY 10604

Attention: Francisco Gonzalez, Chief Financial Officer

Telephone: (212) 554-5990

Email: fgonzalez@skyharbour.group

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

300 Colorado Street, Suite 1800

Austin, TX 78701

Attention: John Hensley

Telephone: (512) 617-0650

Email: jhensley@mofo.com

Section 9.4      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 9.5      Jurisdiction; Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

Section 9.6      Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.7      Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

Section 9.8      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign this Agreement without the prior written consent of the other parties, except that an Investor may assign its rights and obligations hereunder to an affiliate of such Investor, provided that such affiliate agrees in writing to be bound by the terms hereof.

Section 9.9      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission shall be equally effective as delivery of a manually executed counterpart.

Section 9.10     Expenses. The Company will reimburse the Investors for the reasonable and documented legal expenses of a single counsel, Paul Hastings LLP, for the Investors in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated by this Agreement. Each party will otherwise bear its own expenses in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

Section 9.11     No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto (and their respective successors and assigns and the Persons entitled to indemnification under Article VIII) any rights or remedies hereunder.

Section 9.12     Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms for the convenience of the Company and not because it was required or requested to do so by any of the Investors. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

Section 9.13     Survival. Subject to applicable statutes of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Primary Direct Offering Shares.

Section 9.14     Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

Section 9.15     Further Assurances. Each party shall execute and deliver such additional documents and instruments and take such further actions as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SKY HARBOUR GROUP CORPORATION

By:
Name: Tal Keinan Title: Chief Executive Officer

[INVESTOR]

By:
Name: Title:

[Signature Page to Primary Stock Purchase Agreement]

SCHEDULE A

Investors

SCHEDULE B

Persons Subject to Lock-Up

EXHIBIT A

Form of Lock-Up Agreement